Exhibit 99.02

Investor Contact:	Trade Press Contact:
Stan Finkelstein	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor Board Appoints Industry Veteran Tom St. Dennis FormFactor CEO

Current CEO Carl Everett to become FormFactor Executive Chairman

LIVERMORE, Calif. — September 13, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced the appointment of Tom St. Dennis as its chief executive officer (CEO), and as a member of the Board of Directors, both appointments effective September 13, 2010.  St. Dennis succeeds Carl Everett, who is a director of the company and served as CEO since May of this year. Everett will become executive chairman of the FormFactor board of directors succeeding Jim Prestridge, FormFactor’s current chairman, who will remain on the board of directors and become its lead independent director.  The changes are effective September 13, 2010.

St. Dennis brings over 25 years of semiconductor industry experience to the FormFactor team.  Most recently he was a Senior Vice President at Applied Materials, Inc. where he was General Manager of the Silicon Systems Group.  Prior to joining Applied Materials, St. Dennis held executive positions at Novellus Systems, Inc., where he was Executive Vice President, Sales & Marketing, and at Wind River Systems, where he was president and CEO.  St. Dennis has an extensive international business background, including broad expertise in customer sales and support, engineering and development, partnerships, licensing, supply chain, and manufacturing.

“The FormFactor board of directors is confident that Tom and Carl are the right team to help guide the company through its current turn-around and on to long-term profitable growth,” said Jim Prestridge, FormFactor’s chairman. “Tom is a semiconductor equipment industry veteran who has a proven track record of leading innovation, product development, and revenue growth.  Carl has made significant progress framing the company’s turn-around in the time he has served as CEO. He will remain fully engaged with the FormFactor team to insure that we continue on the recovery path the company has laid out. We expect him to continue to play a key role in shaping the growth and long-term strategic direction of the company.”

“FormFactor has an incredible innovation track record and, though currently transitioning through a difficult period of time, the company remains a mission critical supplier to the semiconductor industry,” commented St. Dennis.  “FormFactor’s opportunities are significant and I look forward to joining the management team and helping drive the company’s turnaround.”

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FORWARD-LOOKING STATEMENTS. Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the company’s ability to grow and to successfully transition to profitability. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the SEC, and subsequent SEC filings, including the company’s Form 10-Q for its fiscal quarterly period ending March 27, 2010 and the company’s Form 10-Q for its fiscal quarterly period ending June 26, 2010. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners